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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 17, 2000, relating to the financial statements and financial statement schedule of Overland Data, Inc., which appears in Overland Data, Inc.'s Annual Report on Form 10-K for the year ended June 30, 2000.

/s/ PricewaterhouseCoopers LLP

San Diego, California
January 8, 2001